
                                  NSAR ITEM 77O
                      VK California Quality Municipal Trust
                               10f-3 Transactions


  UNDERWRITING #             UNDERWRITING              PURCHASED FROM    AMOUNT OF SHARES      % OF UNDERWRITING    DATE OF PURCHASE
                                                                            PURCHASED


         1          Virgin Island Public Financing      PaineWebber         3,000,000               1.005%             11/10/99
         2                L.A. DWAP Elec. Rev           J.P. Morgan         1,000,000               0.297%             02/16/00


Underwriting Participants

Underwriters for #1                           Underwriters for #2
-------------------                           -------------------
Morgan Stanley & Co. Incorporated             Goldman, Sachs & Co.
Roosevelt & Cross                             Bear, Stearns & Co. Inc.
                                              PaineWebber
                                              Bank of America
                                              EJ Dela Rosa
                                              Merrill Lynch & Co.
                                              Morgan Stanley & Co. Incorporated
                                              Salomon Smith Barney
                                              Muriel Siebert & Co.